UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 8, 2005

                              METRIS COMPANIES INC.
             (Exact name of registrant as specified in its charter)


         Delaware                      1-12351                 41-1849591
(State or other jurisdiction         (Commission             (IRS Employer
       of incorporation)             File number)            Identification No.)


10900 Wayzata Boulevard, Minnetonka, Minnesota               55305
  (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code   (952) 525-5020

                                 Not Applicable
         (Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 8, 2005, Metris Companies Inc. ("Company") entered into a Second Amendment to its Senior Secured Credit Agreement dated as of May 6, 2004 ("Credit Agreement"). The Second Amendment was executed by Metris, the lenders signatory to the Second Amendment, and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent for the lenders. The Second Amendment:

- amended the definition section of the credit agreement to provide for a definition of "Auction Rate Securities,"

- amended the definition of "Liquidity Amount" to specifically include "Investment Securities Available for Sale" Consisting of Auction Rate Securities meeting certain investment criteria as part of the liquidity amount calculation, and

- amended the definition of "Permitted Investments" to specifically include Auction Rate Securities meeting certain investment criteria as a permitted investment.

Although no covenant breach was determined by any parties to the credit agreement, the Second Amendment provided for a waiver to the extent that any covenant breach may have occurred as a result of investments by the Company or its subsidiaries in Auction Rate Securities.

The Company has invested in AA/Aa2 or higher rated auction rate securities during the past four years. Auction rate securities are securities earning income at a rate that is frequently reset to reflect current market conditions via an auction. On each reset date, the Company buys and sells securities at par. As of December 31, 2004 reset dates ranged from 2 to 31 days. At all times the Company invests in securities with reset dates of 90 days or less. The auction rate securities market is large and liquid, with over $250 billion of securities currently outstanding. Historically, the Company has classified these investments in cash and cash equivalents on its consolidated balance sheet. However, in February 2005, the Company received new guidance and now classifies these investments as available for sale securities.

Certain parties to the Credit Agreement, including Goldman, Sachs & Co. and Deutsche Bank Trust Company Americas and their respective affiliates, have from time to time performed, and may in the future perform, various financial advisory and investment banking services for Metris and its affiliates, for which they have received or will receive customary fees and expenses. Certain of these parties and their affiliates also have arranged or participated in conduit lending facilities for the Metris Master Trust.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            METRIS COMPANIES INC.


Dated:  March 9, 2005                       By:/s/William A. Houlihan
                                               William A. Houlihan
                                               Executive Vice President and CFO